EMPLOYMENT AGREEMENT

      THIS AGREEMENT is made and entered into as of January 1, 2006 (the "Agreement"), by and between MEDLINK INTERNATIONAL, INC., a Delaware corporation ("MLI"), and JAMES ROSE ("Employee")(collectively the "Parties").

                                   WITNESSETH:

      WHEREAS, MLI is engaged, through its subsidiaries, in the business of providing a virtual private network, paging and other services to doctors and hospitals (the "Business"); and

      WHEREAS, Employee has represented that he has the experience, background and expertise necessary to enable him to perform all of the duties and execute all of the responsibilities contemplated by this Agreement; and

      WHEREAS, based on such representation, MLI wishes to employ Employee as its Chief Financial Officer & executive Vice President upon the terms hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and other good and valuable consideration, the Parties agree as follows:

1.    DEFINITIONS.

      1.1. "Affiliate" means any Person controlling, controlled by or under common control with MLI.

      1.2.  "Board" means the Board of Directors of MLI.

      1.3. "Cause" means (a) Employee is convicted of or pleads guilty to a felony, (b) the Employee, in carrying out the Employee's duties and responsibilities under this Agreement, is guilty of neglect or misconduct resulting, in either case, in economic harm to MLI and/or any of its subsidiaries or Affiliates.

      1.4. "Change in Control" means any transaction or series of transactions pursuant to which a non-Affiliate obtains more than fifty percent (50%) of MLI's voting securities or obtains the ability to cast more than fifty percent (50%) of the votes at MLI's shareholder meetings.

      1.5.  "Common Stock" means MLI's $.01 par value per share common stock.

      1.6. "Date of Termination" means (a) in the case of a termination for which a Notice of Termination (as hereinafter defined in Section 5) is required, the date of actual receipt of such Notice of Termination or, if later, the date specified therein, as the case may be, and (b) in all other cases, the actual date on which the Employee's employment terminates during the Term of Employment (as hereinafter defined in Section 3) (it being understood that nothing contained in this definition of "Date of Termination" shall affect any of the cure rights provided to the Employee or MLI in this Agreement).

      1.7. "Disability" means the Employee's inability to render, for a period of three consecutive months, services hereunder.

      1.8. "Person(s)" means any individual or entity of any kind or nature, including any other person as defined in Section 3(a)(9) of the Exchange Act, and as used in Sections 13(d) and 14(d) thereof.

      1.9. "Prospective Customer" shall mean any corporation, partnership, trust or Person which has either (a) entered into a nondisclosure agreement with MLI or any MLI subsidiary or Affiliate or (b) has within the proceeding 18 months received a currently pending and not rejected written proposal in reasonable detail from MLI or any MLI subsidiary or Affiliate.

2. EMPLOYMENT. MLI hereby agrees to employ Employee, and Employee hereby agrees to serve, subject to the provisions of this Agreement, as an employee of MLI.

      2.1. Duties. Employee shall serve as MLI's Executive Vice President and Chief Financial Officer and shall be responsible for MLI's financial reporting, disclosure controls, book keeping, serving as a liason with auditors and accountants, overseeing all stock issuances and transfer agency issues and responsibilities as are from time to time assigned to him by the Board or MLI's Chief Executive Officer.

3. TERM OF AGREEMENT. This Agreement shall commence on January 1, 2006, and shall continue until December 31, 2010 (the "Term" or "Term of Employment"), unless terminated as set forth herein.

4.    COMPENSATION.

      4.1. Salary. Employee's salary during the Term shall be $110,000 per year and 400,000 options to purchase Common Stock (the "Salary") payable during the first quarter of the year. The exercise price of the options shall be the fair market value of the Common Stock on the date granted to Employee as determined by the closing price of the Common Stock on such date, or, if the Common Stock is not quoted in any inter-dealer quotation medium or trading on any exchange, as may be reasonably determined by the Board. Employee's salary may be increased at the discretion of the Compensation Committee of MLI's Board of Directors.

      4.2. Salary Vesting. Any Salary earned by Employee shall have a vesting period of two years (the "Vesting Period"); provided, however, that any unvested Salary at the end of the Term shall immediately vest. During the Term, Employee hereby consents to the placement of a stop transfer order by MLI and/or its transfer agent, with respect to any unvested Salary. All Salary shall immediately vest upon a Change in Control or termination of employment.

      4.3. Bonus. MLI shall determine in its sole discretion to pay Employee any bonus amount above the salary set forth above.

      4.4. Health Insurance. During the Term, Employee shall receive full coverage under any health insurance plan, if any, that MLI, may, from time to time, have in place.

      4.5. Expense Reimbursement. Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in performing the Employee's duties and responsibilities hereunder in accordance with the policies and procedures of MLI. At the end of each fiscal year, the Employee and MLI shall in good faith reconcile any differences and disputes with respect to timing, right to reimbursement, reasonableness or documentation of any items of expense reimbursement, it being agreed that no good faith dispute respecting any of the foregoing shall constitute a basis for the Employee or MLI terminating or attempting to terminate this Agreement.

      4.6. Vacation. During each year of the Term of Employment, the Employee shall be entitled to four weeks of paid vacation taken at such times so as to not materially impede his duties hereunder. Vacation days that are not taken may not be carried over into future years.

5.    Termination.

      5.1.  Termination Due to Death or Disability.

            5.1.1. Death. This Agreement shall terminate immediately upon the death of Employee. Upon Employee's death, Employee's estate or Employee's legal representative, as the case may be, shall be entitled to only the following:

                  5.1.1.1. All unvested Salary accrued, but unpaid as of the date of Employee's death, which shall immediately vest;

                  5.1.1.2. reimbursement pursuant to Section 4.5, or any other provision hereof, for all expenses incurred but not yet paid.

                  5.1.1.3. continuation of Employee's Salary on a pro-rata basis for the additional term of this agreement; and

            5.1.2. Disability. In the event of Employee's Disability, this
                  Agreement shall terminate and Employee shall be entitled to receive only the following:

                  5.1.2.1. continuation of Employee's Salary on a pro-rata basis for Employee's Disability period (it being understood that such period will be six months from the first date that Employee is unable to work) and 50% of Employee's Salary for the additional term of this agreement; and

                  5.1.2.2. reimbursement pursuant to Section 4.5, or any other provision hereof, for all expenses incurred but not yet paid.

      5.2. Termination by MLI for Cause. MLI may terminate the Employee's employment hereunder for Cause as provided in this Section 5.2. If MLI terminates the Employee's employment hereunder for Cause, all unvested Salary shall be forfeited and the Employee shall be entitled only to:

                  5.2.1.1. All unvested Salary accrued, but unpaid as of the date of Employee's termination, which shall immediately vest;

                  5.2.1.2. continuation of Employee's Salary for the additional term of this agreement shall immediately vest; and

                  5.2.1.3 reimbursement pursuant to Section 4.5 hereof or any other provision of this Agreement for expenses incurred, but not yet paid prior to such termination of employment.

      5.3. Termination Without Cause. MLI may terminate the Employee's employment hereunder without Cause. If MLI terminates the Employee's employment hereunder without Cause, other than due to death or Disability, the Employee shall be entitled only to the following:

            5.3.1. the Employee's accrued and vested Salary through the Date of
                  Termination; and

            5.3.2. reimbursement pursuant to Section 4.6 hereof or any other provision of this Agreement for expenses incurred, but not paid prior to such termination of employment.

            5.3.3 continuation of Employee's Salary for the additional term of this agreement shall immediately vest; and

      5.4. Termination by Employee. Any termination of this Agreement by Employee, by formal notice, or failure to perform under this Agreement, shall have the same effect as a termination by MLI for Cause.

      5.5. Notice of Termination. Any termination of the Employee by MLI shall be communicated by a notice of termination to Employee given in accordance with Section 8.3 of this Agreement (the "Notice of Termination"). Such notice shall (a) indicate the specific termination provision in this Agreement relied upon and (b) if the termination date is other than the date of receipt of such notice, specify the dates on which the Employee's employment is to be terminated (which date shall not be earlier than the date on which such notice is given).

      5.6. Payment. Except as otherwise provided in this Agreement, any payments to which the Employee shall be entitled under this Section 5, including, without limitation, any economic equivalent of any benefit, shall be made as promptly as possible following the Date of Termination. If the amount of any payment due to the Employee cannot be finally determined within thirty (30) days after the Date of Termination, such amount shall be estimated on a good faith basis by MLI and the estimated amount shall be paid no later than thirty (30) days after such Date of Termination. As soon as practicable thereafter, the final determination of the amount due shall be made and any adjustment requiring a payment to or from the Employee shall be made as promptly as practicable.

6. Employee's Representation. The Employee represents and warrants to MLI that: (a) he is subject to no contractual, fiduciary or other obligation which may affect the performance of his duties under this Agreement; and
      (b) his employment with MLI will not require him to use or disclose proprietary or confidential information of any other person or entity.

7.    Non-Competition: Non-Disclosure.

      7.1. Trade Secrets. Employee acknowledges that his employment position with MLI is one of trust and confidence. The Employee further understands and acknowledges that, during the course of the Employee's employment with MLI, the Employee will be entrusted with access to certain confidential information, specialized knowledge and trade secrets which belong to MLI, or its subsidiaries, including, but not limited to, their methods of operation and developing customer base, its manner of cultivating customer relations, its practices and preferences, current and future market strategies, formulas, patterns, devices, secret inventions, processes, compilations of information, records, and customer lists, all of which are regularly used in the operation of their business and which the Employee acknowledges have been acquired, learned and developed by them only through the expenditure of substantial sums of money, time and effort, which are not readily ascertainable, and which are discoverable only with substantial effort, and which thus are the confidential and the exclusive Property of MLI and its subsidiaries (hereinafter "Trade Secrets"). The Employee covenants and agrees to use his best efforts and utmost diligence to protect those Trade Secrets from disclosure to third parties. The Employee further acknowledges that, absent the protections afforded MLI and its subsidiaries in this paragraph, the Employee would not be entrusted with any of such Trade Secrets. Accordingly, the Employee agrees and covenants (which agreement and covenant shall survive the termination of this Agreement, regardless of the reason) as follows:

            7.1.1. The Employee will at no time take any action or make any statement that will discredit MLI, any of its subsidiaries or their products or services.

            7.1.2. During the period of the Employee's employment with MLI and for 60 months immediately following the termination of such employment, the Employee will not disclose or reveal to any person, firm or corporation other than in connection with the business of MLI and its subsidiaries or as may be required by law, any Trade Secret used or useable by MLI or any of its subsidiaries, divisions or affiliated companies (collectively the "Companies") in connection with their respective businesses, known to Employee as a result of his employment by MLI, or other relationship with the Companies, and which is not otherwise publicly available. Employee further agrees that during the term of this Agreement and at all times thereafter, he will keep confidential and not disclose or reveal to any person, firm or corporation other than in connection with the business of the Companies or as may be required by applicable law, any information received by him during the course of his employment with regard to the financial, business, or other affairs of the Companies, their respective officers, directors, customers or suppliers which is not publicly available.

            7.1.3. Upon the termination of the Employee's employment with MLI, the Employee will return to MLI all documents, customer lists, customer information, product samples, presentation materials, drawing specifications, equipment and other materials relating to the business of any of the Companies, which the Employee hereby acknowledges are the sole and exclusive property of the Companies or any one of them.

            7.1.4. During the term of the Agreement and, subject to the provisions of Subsection 7.1.6 hereof, for a period of 36 months immediately following the termination of the Employee's employment with MLI, Employee will not:

                  7.1.4.1. solicit or accept competing business from any
                        customer of any of the Companies or any person or entity known by the Employee to be or have been, during the term of the Employee's employment with MLI, a customer or Prospective Customer (as hereinafter defined) of any of the Companies without the prior written consent of MLI;

                  7.1.4.2. encourage, request or advise any such customer or prospective customer of any of the Companies to withdraw or cancel any of their business from or with any of the Companies; or

                  7.1.4.3. compete, or participate as a shareholder, director, officer, partner (limited or general), trustee, holder of a beneficial interest, employee, agent of or representative in any business competing directly with the Companies without the prior written consent of MLI, which may be withheld in MLI's sole discretion; provided, however, that nothing contained herein shall be construed to limit or prevent the purchase or beneficial ownership by Employee of less than five percent of any security registered under Section 12 or 15 of the Securities Exchange Act of 1934.

                  7.1.4.4. The Employee will not during the period of his
                        employment with MLI and, subject to the provisions hereof for a period of 36 months immediately following the termination of Employee's employment with MLI,

                        7.1.4.4.1. conspire with any person employed by any of
                              the Companies with respect to any of the matters covered hereunder;

                        7.1.4.4.2. encourage, induce or solicit any person
                              employed by any of the Companies to facilitate the Employee's violation of the covenants contained hereunder;

                        7.1.4.4.3. assist any entity to solicit the employment
                              of any employee of any of the Companies; or

      7.2. The Employee expressly acknowledges that all of the provisions of this Section 7 of this Agreement have been bargained for and the Employee's agreement hereto is an integral part of the consideration to be rendered by the Employee which justify the rate and extent of the compensation provided for hereunder.

      7.3. The Employee acknowledges and agrees that a violation of any one of the covenants contained in this Section 7 shall cause irreparable injury to MLI, that the remedy at law for such a violation would be inadequate and that MLI shall thus be entitled to injunctive relief to enforce that covenant.

      7.4.  Successors.

            7.4.1. The Employee. This Agreement is personal to the Employee and, without the prior express written consent of MLI, shall not be assignable by the Employee, except that the Employee's rights to receive any compensation or benefits under this Agreement may be transferred or disposed of pursuant to testamentary disposition, intestate succession or a qualified domestic relations order or in connection with a Disability. This Agreement shall inure to the benefit of and be enforceable by the Employee's estate, heirs, beneficiaries, and/or legal representatives.

            7.4.2. MLI. This Agreement shall inure to the benefit of and be binding upon MLI and its successors and assigns.

8.    Miscellaneous.

      8.1. Applicable Law. Except as may be otherwise provided herein, this Agreement shall be governed by and construed in accordance with the laws of the State of New York, applied without reference to principles of conflict of laws.

      8.2. Amendments. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors or legal representatives.

      8.3. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand-delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Employee:

            James Rose
            178 Roosevelt Blvd
            Hauppauge, NY 11788

            If to MLI:

            MedLink International, Inc.
            11 Oval Drive
            Suite 200B
            Islandia, N.Y. 11749

            Fax: (631) 342-8819

            With a copy to:

            Richardson & Patel LLP
            Attn: Jody Samuels
            The Chrysler Building
            405 Lexington Avenue, 26th floor
            New York, NY 10174

            Fax #: (212) 907-6687

            Or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

      8.4. Withholding. MLI may withhold from any amounts payable under the Agreement, such federal, state and local income, unemployment, social security and similar employment related taxes and similar employment related withholdings as shall be required to be withheld pursuant to any applicable law or regulation.

      8.5. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and any such provision which is not valid or enforceable in whole shall be enforced to the maximum extent permitted by law.

      8.6. Captions. The captions of this Agreement are not part of the provisions and shall have no force or effect.

      8.7. Entire Agreement. This Agreement contains the entire agreement among the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

      8.8. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement or the Employee's employment hereunder to the extent necessary to the intended preservation of such rights and obligations.

      8.9. Waiver. Either Party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

      8.10. Joint Efforts/Counterparts. Preparation of this Agreement shall be deemed to be the joint effort of the parties hereto and shall not be construed more severely against any party. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

      8.11. Representation by Counsel. Each Party hereby represents that it has had the opportunity to be represented by legal counsel of its choice in connection with the negotiation and execution of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of January 26, 2004.


                                                MEDLINK INTERNATIONAL, INC.,
                                                a Delaware corporation


                                                By: __________________________
__________________________                          Ray Vuono
Jameson Rose

                                                Title: Chief Executive Officer

                           MEDLINK INTERNATIONAL, INC.

                               COMMON STOCK OPTION

         NEITHER THIS OPTION NOR THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR CANADIAN PROVINCE, OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS OPTION IS RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.


Void after: January 1, 2012           Right to Purchase 400,000 shares of Common
                                      Stock (subject to adjustment)

PREAMBLE

      MedLink International, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, James Rose, the holder hereof (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 P.M. New York time, on January 1, 2012, fully paid and nonassessable shares of the Company's $.001 par value per share common stock (the "Common Stock"). The purchase price per share (the "Purchase Price") shall be, in the event of a purchase at any time during the period commencing on the date hereof and ending on January 1, 2012, $0.136. The number of shares of Common Stock and the amount of the Purchase Price are subject to adjustment as provided herein.

      This option is the "Option" (this "Option"), evidencing the right to purchase shares of Common Stock of the Company, issued pursuant to that certain Employment Agreement dated as of January 1, 2006 (the "Employment"), between the Company and the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Consulting Agreement. This Option evidences the right to purchase an aggregate of 400,000 shares of Common stock of the Company, subject to adjustment as provided in this Option.

      As used herein, the following terms, unless the context otherwise requires, have the following respective meanings:

            (a) The term "Company" includes any corporation which shall succeed to or assume the obligations of the Company hereunder.

            (b) The term "Common Stock" includes all stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency).

            (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder of this Option at any time shall be entitled to receive, or shall have received, on the exercise of this Option, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 6 or otherwise.

            (d) The term "Registration Statement" means any registration statement of the Company filed or to be filed with the SEC which covers any of the Registrable Securities pursuant to the provisions of this Option, including all amendments (including post-effective amendments) and supplements thereto, all exhibits thereto and all material incorporated therein by reference.

            (e) The term "SEC," "Securities and Exchange Commission" or "Commission" refers to the Securities and Exchange Commission or any other federal agency then administering the Securities Act.

            (f) The term "Shares" means the Common Stock issued or issuable upon exercise of this Option.

            (g) The term "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

            (h) The term "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

            (i) The term "Cashless Exercise" means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, a program approved by the Committee in which payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and, if applicable, the amount necessary to satisfy the Company's withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. federal and state income taxes, payroll taxes, and foreign taxes, if applicable.

      1.    Restricted Stock.

            1.1 If, at the time of any transfer or exchange (other than a transfer or exchange not involving a change in the beneficial ownership of this Option or the Shares) of this Option or the Shares, this Option or the Shares shall not be registered under the Securities Act, the Company will require, as a condition of allowing such transfer or exchange, that the Holder or transferee of this Option or the Shares, as the case may be, furnish to the Company an opinion of counsel reasonably acceptable to the Company or a "no action" or similar letter from the Securities and Exchange Commission to the effect that such exercise transfer or exchange may be made without registration under the Securities Act. In the case of such transfer or exchange and in the case of an exercise of this Option if the Shares to be issued thereupon are not registered pursuant to the Securities Act, the Company will require a written statement that this Option or the Shares, as the case may be, are being acquired for investment and not with a view to the distribution thereof. The certificates evidencing the Shares issued on the exercise of this Option shall, if such Shares are being sold or transferred without registration under the Securities Act, bear a legend similar to the legend on the face page of this Common Stock Purchase Option.

            1.2 (a) The Company shall make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after 90 days following the effective date of the first registration of the Company under the Securities Act of an offering of its securities to the general public.

            (b) The Company shall file with the Commission in a timely manner all required reports and other documents as the Commission may prescribe under
Section 13(a) or 15(d) of the Exchange Act.

            (c) The Company shall furnish to the Holder of this Option or the Shares designated by the Holder, forthwith upon request, (i) a written statement by the Company as to its compliance with the reporting requirements under the Securities Act (at any time from and after 90 days following the effective date of the first registration statement of the Company for an offering of its securities to the general public) and of the reporting requirements of the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, (iii) any other reports and documents necessary to satisfy the information-furnishing condition to offers and sales under Rule 144A under the Securities Act, and (iv) such other reports and documents as the Holder of this Option or the Shares reasonably requests to avail itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

      2.    Exercise of Option.

            2.1 Exercise in Full. The Holder of this Option may exercise it in full by surrendering this Option, with the form of subscription at the end hereof duly executed by the Holder, to the Company at its principal office. The surrendered Option shall be accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock called for on the face of this Option by the applicable Purchase Price.

            2.2 Partial Exercise. This Option may be exercised in part by surrender of this Option in the manner and at the place provided in Subsection
2.1 except that the amount of Common Stock obtained through the exercise shall be calculated by multiplying (a) the number of shares of Common Stock called for on the face of this Option as shall be designated by the Holder in the subscription at the end hereof by (b) the Purchase Price. On any such partial exercise, subject to the provisions of Section 2 hereof, the Company at its expense will forthwith issue and deliver to, or upon the order of the Holder, a new Option or Options of like tenor, in the name of the Holder, calling in the aggregate on the face or faces thereof, for the number of shares of Common Stock equal to the number of such shares called for on the face of this Option minus the number of such shares designated by the Holder in the subscription at the end hereof.

            2.3 Cashless Exercise. Payment for all or any part of the Exercise Price may be made through Cashless Exercise.

            2.4 Company Acknowledgment. The Company will, at the time of the exercise, exchange or transfer of this Option, upon the request of the Holder acknowledge in writing its continuing obligation to afford to the Holder any rights (including, without limitation, any right to registration of the Shares) to which the Holder shall continue to be entitled after such exercise or exchange in accordance with the provisions of this Option. If the Holder of this Option shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Holder any such rights.

      3. Delivery of Stock Certificates, Etc., on Exercise. As soon as practicable after the exercise of this Option, in full or in part, and in any event within ten business (10) days thereafter, the Company, at its expense, (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of fully paid and nonassessable Shares to which the Holder shall be entitled on such exercise. No fractional Share or scrip representing a fraction of a Share will be issued on exercise, but the number of Shares issuable shall be rounded to the nearest whole Share.

      4. Adjustment for Reorganization, Consolidation, Merger, Etc.

            4.1 Merger, Etc. If the Company shall (a) effect a reorganization,
(b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company (any such transaction being hereinafter sometimes referred to as a "Reorganization") then, in each such case, the Holder of this Option, on the exercise hereof as provided in Section 2 at any time after the consummation or effective date of such Reorganization (the "Effective Date"), shall receive, in lieu of the Shares issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which the Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if the Holder had so exercised this Option, immediately prior thereto. The successor corporation in any such Reorganization described in clause (b) or (c) above where the Company will not be the surviving entity (the "Acquiring Company") must agree prior to such Reorganization in a writing satisfactory in form and substance to the Holder that this Option shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on exercise after the consummation of such Reorganization, and shall be binding upon the issuer of any such stock or other securities (including, in the case of any transfer of properties or assets referred to above, the person acquiring all or substantially all of the properties or assets of the Company). If the Acquiring Company has not so agreed to continue this Option, then the Company shall give 30 days' prior written notice to the Holder of this Option of such Reorganization, during which 30-day period (the "Notice Period") the Holder at its option and upon written notice to the Company shall be able to (i) exercise this Option or any part thereof at an exercise price (the "Discounted Exercise Price") equal to the then prevailing purchase price hereunder discounted at the Discount Rate (as used herein the "Discount Rate" shall mean the then prevailing interest rate on U.S. Treasury Notes issued on (or immediately prior to) the date of such 30-day notice and maturing on October 18, 2004 (or immediately prior thereto), such rate to be compounded annually through October 18, 2004, and in no event to be less than 10% annually); or (ii) on the Effective Date, the Holder of this Option shall be paid an amount (the "Merger Profit Amount") equal to the difference between the fair market value per share of Common Stock of the Company being purchased by the Acquiring Company in the Reorganization and the Discounted Exercise Price described in clause (i) above and the Option shall simultaneously expire. The Merger Profit Amount shall be payable in the same form as the common stockholders of the Company shall be paid by the Acquiring Company for their shares of common stock of the Company. The fair market value of any noncash property received from the Acquiring Company upon the Reorganization shall be determined in good faith by the Board of Directors of the Company, as approved by the Company's stockholders.

            4.2 Dissolution. Except as otherwise expressly provided in Subsection 5.1, in the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of this Option after the effective date of such dissolution pursuant to this Section 4 to a bank or trust company having its principal office in New York, New York, as trustee for the Holder of this Option.

            4.3 Continuation of Terms. Except as otherwise expressly provided in Subsection 4.1, upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 4, this Option shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Option after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Option as provided in Section 4.1.

      5. No Impairment. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Option, but will, at all times, in good faith, assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of this Option against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of this Option above the amount payable therefor on such exercise and (b) will at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issue upon exercise of this Option as herein provided, such number of shares of Common Stock as shall then be issuable upon exercise of this Option in full and shall take all such action as may be necessary or appropriate in order that all shares of Common Stock that shall be so issuable shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

      6.    No Dilution.

            (a) In the event the Company shall pay a share dividend or other distribution payable in shares of Common Stock, or the issued shares of Common Stock shall be subdivided, combined or consolidated, by reclassification or otherwise, into a greater or lesser number of shares of Common Stock, the Purchase Price in effect immediately prior (and each Purchase Price in effect subsequent) to such subdivision or combination, and the number of shares of Common Stock into which this option is exercisable, shall be proportionately adjusted.

            (b) Upon the occurrence of each adjustment of the Purchase Price pursuant to this Section 6, the Company shall prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based.

            (c) The form of this Option need not be changed because of any change in the Purchase Price pursuant to this Section 6 and any Option issued after such change may state the same Purchase Price and the same number of shares of Common Stock as are stated in this Option as initially issued. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of this Option that it may deem appropriate and that does not affect the substance thereof. Any Option thereafter issued or countersigned, whether in exchange or substitution for an outstanding Option or otherwise, may be in the form as so changed.

            (d) In case at any time after the date of this Option:

                  (i) The Company shall declare a dividend (or any other distribution) on its shares of Common Stock payable otherwise than in cash out of its earned surplus; or

                  (ii) The Company shall authorize any reclassification of the shares of its Common Stock, or any consolidation or merger to which it is a party and for which approval of any shareholders of the Company is required, or the sale or transfer of all or substantially all of its assets or all or substantially all of its issued and outstanding stock; or

                  (iii) Events shall have occurred resulting in the voluntary and involuntary dissolution, liquidation or winding up of the Company; then the Company shall cause notice to be sent to the Holder at least twenty (20) days prior (or ten (10) day prior in any case specified in clause (i) above, or on the date of any case specified in clause (iii) above) to the applicable record date hereinafter specified, a notice stating (1) the date on which a record is to be taken or the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record will be entitled to such dividend, distribution or rights are to be determined or (2) the date on which such reclassification, consolidation, merger, sale, transfer, initial public offering, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock or record shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale transfer, dissolution, liquidation or winding up. Failure to give any such notice of any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii) and
(iii) above.

      7. Replacement of Options. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Option and, in the case of any such loss, theft or destruction of this Option, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Option, the Company at its expense will execute and deliver, in lieu thereof, a new Option of like tenor.

      8. Expenses. The Company agrees to pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Option and the issuance of this Option.

      9. Option Agent. The Company may, by written notice to the Holder of this Option, appoint an agent having an office in New York, New York, or U.S. Stock Transfer Corp. for the purpose of issuing Shares on the exercise of this Options pursuant to Section 2, exchanging this Option pursuant to Section 6, and replacing this Option pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

      10. Remedies. The Company stipulates that the remedies at law of the Holder of this Option, in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Option, are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

      11. Negotiability, Etc. This Option is issued upon the following terms, to all of which the Holder or owner hereof, by the taking hereof, consents and agrees:

            (a) title to this Option may be transferred by endorsement (by the Holder executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

            (b) any person in possession of this Option, properly endorsed, is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Option in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

            (c) until this Option is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

      12. Notice, Etc. All notices and other communications from the Company to the Holder of this Option shall be mailed by first class registered or certified airmail, postage prepaid, at such address as may have been furnished to the Company in writing by the Holder.

      13. Miscellaneous. This Option and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Option is being delivered in the State of New York and shall be construed and enforced in accordance with and governed by its laws. The headings in this Option are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Option is being executed as an instrument under seal. All nouns and pronouns used herein shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons to whom reference is made herein may require.

      14. Expiration. The right to exercise this Option shall expire at 5:00 P.M., New York time, on January 1, 2012.

Dated: ______________                       MEDLINK INTERNATIONAL, INC.


                                                     By:________________________
                                                     Name: _____________________
                                                     Title: ____________________

                                                                    ATTACHMENT A


                               NOTICE OF EXERCISE

(To be Executed by the Registered Holder in order to Exercise the Option)

      The undersigned holder hereby irrevocably elects to purchase ____ shares of Common Stock of MedLink International, Inc. (the "Company") pursuant to the Common Stock Option void after ______________________ issued by the Company according to the conditions set forth in said warrant and as of the date set forth below.*

Date of Exercise:

Number of Shares be Purchased: __________________________________________

Applicable Purchase Price:

Signature:
[Name]

Address:


* This original Option must accompany this Notice of Exercise.